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                                                                    Exhibit 23.2


                              CONSENT OF COUNSEL


      I hereby consent to the use of my name under the caption "Legal Opinions" in a Prospectus included in the Registration Statement on Form S-3 of Sun Company, Inc. filed with the Securities and Exchange Commission on the date hereof.

                                      JONATHAN C. WALLER



Philadelphia, Pennsylvania
November 4, 1994